UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 14, 2015

VORNADO REALTY TRUST

(Exact Name of Registrant as Specified in Charter)

Maryland	No. 001-11954	No. 22-1657560
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

888 Seventh Avenue New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 894-7000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01              Completion of Acquisition or Disposition of Assets.

On January 14, 2015, Vornado Realty Trust (“Vornado”) and Vornado Realty L.P. (“VRLP”) entered into a separation and distribution agreement (the “Separation and Distribution Agreement”) with Urban Edge Properties (“UE”) and Urban Edge Properties LP (“UELP”), pursuant to which Vornado and VRLP agreed to transfer certain assets and liabilities to UE and to distribute 100% of the outstanding common shares of UE, par value $0.01, to holders of Vornado common shares and holders of VRLP common limited partnership units (the “Separation”).

On January 15, 2015, pursuant to the Separation and Distribution Agreement, Vornado completed the Separation through a tax-free distribution to its common shareholders (the “Distribution”).  UE, which owns the shopping center business previously owned and operated by Vornado, is now an independent public company.  The Distribution took the form of a distribution by Vornado of one common share of UE for every two common shares of Vornado held of record as of the close of business on January 7, 2015 (the “Record Date”).

On January 15, 2015, immediately prior to the Distribution, VRLP distributed to holders of its common limited partnership units, including Vornado, all of the outstanding common shares of UE in the form of a distribution of one common share of UE for every two common limited partnership units of VRLP held of record as of the close of business on the Record Date.

The Separation and Distribution Agreement identified the assets to be transferred, the liabilities to be assumed and the contracts to be assigned to and by each of UE and Vornado as part of the Separation, and it provides for when and how these transfers, assumptions and assignments occurred.  The Separation and Distribution Agreement also governs the rights and obligations of the parties regarding the distributions following the completion of the Separation.  In addition, the Separation and Distribution Agreement provided for the contribution of certain assets by VRLP to UELP in exchange for approximately 5.4% of UELP’s outstanding common limited partnership units, which was also completed on January 15, 2015.  This description is qualified in its entirety by reference to the Separation and Distribution Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated by reference herein.

Subsequent to the Distribution, Vornado will no longer consolidate the financial results of UE for the purpose of its own financial reporting. After the date of Distribution, the historical financial results of UE will be reflected in the consolidated financial statements of Vornado as discontinued operations for all periods presented through the Distribution date, beginning with the financial statements to be filed for the quarter ending March 31, 2015.

Filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference are the unaudited pro forma consolidated balance sheet of Vornado, dated as of September 30, 2014, and the unaudited pro forma consolidated statements of income of Vornado for the nine months ended September 30, 2014 and 2013 and for the years ended December 31, 2013, 2012 and 2011, in each case giving effect to the Distribution.

Item 9.01. Financial Statements and Exhibits.

(b)                               Pro forma Financial Information.

The unaudited pro forma consolidated balance sheet of Vornado Realty Trust,  dated as of September 30, 2014,  and the unaudited pro forma consolidated statements of income of Vornado Realty Trust for the nine months ended September 30, 2014 and 2013 and for the years ended December 31, 2013, 2012 and 2011 are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d)                               Exhibits.

2.1  Separation and Distribution Agreement by and among Vornado Realty Trust, Vornado Realty L.P., Urban Edge Properties and Urban Edge Properties LP, dated as of January 14, 2015 – Incorporated by reference to Exhibit 2.1 to Urban Edge Properties’ Current Report on Form 8-K (File No. 001-36523), filed on January 21, 2015.

99.1  Unaudited pro forma consolidated balance sheet of Vornado Realty Trust, dated as of September 30, 2014, and the unaudited pro forma consolidated statements of income of Vornado Realty Trust for the nine months ended September 30, 2014 and 2013 and for the years ended December 31, 2013, 2012 and 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY TRUST
(Registrant)

By:	/s/ Stephen W. Theriot
Name:	Stephen W. Theriot
Title:	Chief Financial Officer, Vornado Realty Trust

Date:  January 21, 2015

Exhibit Index

2.1          Separation and Distribution Agreement  by and among Vornado Realty Trust, Vornado Realty L.P., Urban Edge Properties and Urban Edge Properties LP, dated as of January 14, 2015 – Incorporated by reference to Exhibit 2.1 to Urban Edge Properties’ Current Report on Form 8-K (File No. 001-36523), filed on January 21, 2015.

99.1        Unaudited pro forma consolidated balance sheet of Vornado Realty Trust, dated as of September 30, 2014, and the unaudited pro forma consolidated statements of income of Vornado Realty Trust for the nine months ended September 30, 2014 and 2013 and for the years ended December 31, 2013, 2012 and 2011.